Exhibit 10.12

CLIENT SUBORDINATION AGREEMENT

Dated: July 31, 2005

To:	MILBERG FACTORS, INC.

99 PARK AVENUE

NEW YORK, NY 10016

Gentlemen:

Cygne Designs, Inc. (hereinafter designated as “Client”) is now indebted to the undersigned in the sum set opposite the signature of the undersigned below. The undersigned represents that said indebtedness has not heretofore been assigned to or subordinated in favor of any other person, firm or corporation and that irrespective of the time, order or method of attachment or perfection of the security interest granted to the undersigned pursuant to that certain Security Agreement dated as of the date hereof between Client and the undersigned (such security interest hereinafter designated as the “Subordinated Security Interest”) and the security interests granted to you pursuant to that certain factoring agreement bearing the effective date of July 31, 2005 with Client (the “Factoring Agreement”) and certain supplemental security agreements dated as of the date thereof between Client and you (such security interest hereinafter designated as the “Senior Security Interest”), or the time or order of the filing of financing statements thereof, the Senior Security Interest is senior in operation and effect to the Subordinated Security Interest or any other lien or security interest now owned or hereafter acquired by the undersigned with respect to any of Client’s assets or properties, and the Subordinated Security Interest is subordinate, junior and inferior and postponed in priority, operation and effect to the Senior Security Interest.

To induce you to enter into the Factoring Agreement and/or to continue under your present arrangement with Client and/or to make loans and advances and/or to grant financial accommodation or credit otherwise to Client at any time (including the extension or renewal, in whole or in part, of any antecedent or other debt) upon such terms and for such amounts as may be mutually agreeable to you and Client, the undersigned hereby agrees to make subject and subordinate and does hereby make subject and subordinate the payment of the aforementioned indebtedness and any and all other present or future indebtedness of Client to the undersigned together with any and all interest accrued or to accrue thereon (all hereinafter referred to as “secondary obligations”) to the payment of any and all debts, obligations and liabilities of Client to you, whether absolute or contingent, due or to become due, now existing or hereafter arising and whether direct or acquired by you by transfer, assignment or otherwise (all hereinafter referred to as “primary obligations”), and the undersigned agrees not to (i) ask, demand, sue for, take or receive payment of or security for all or any part of said secondary obligations (other than the taking of the Subordinated Security Interest), (ii) challenge in any manner whatsoever the validity or priority of, or otherwise interfere with, the Senior Security Interest, including, without limitation, in any legal proceeding, and (iii) exercise any of its rights or remedies against Client with respect to any of the secondary obligations, the Subordinated Security Interest or the collateral subject thereto, in each case, until and unless all and every part of said primary obligations shall have been fully paid and discharged. The undersigned agrees to and does hereby deliver to you endorsed in blank any note or other instrument evidencing said secondary obligations, to be held by you as collateral security for the payment and discharge in full of any and all of said primary obligations. Notwithstanding anything to the contrary herein, the Client shall not be permitted to make, and we shall not accept, any payment in respect of the secondary obligations, except as expressly permitted pursuant to the Factoring Agreement. The undersigned has reviewed, understands and agrees to the conditions set forth in the Factoring Agreement to the Client making any payment in respect of the secondary obligations.

Upon any distribution of any assets of Client, whether by reason of sale, reorganization, liquidation, dissolution, arrangement, bankruptcy, receivership, assignment for the benefit of creditors, foreclosure or otherwise, you shall be entitled to receive payment in full of said primary obligations prior to the payment of all or any part of said secondary obligations. To enable you to assert and enforce your rights hereunder in any such proceeding or upon the happening of any such event, you or any person whom you may designate are hereby irrevocably appointed attorney in fact for the undersigned with full power to act in the place and stead of the undersigned, including the right to make, present, file and vote such proofs of claim against Client on account of all or any part of said secondary obligations as you may deem advisable and to receive and collect any and all dividends or other payments made thereon and to apply the same on account of said primary obligations. The undersigned will execute and deliver to you such instruments as may be required by you to enforce any and all such secondary obligations, to effectuate the aforesaid power of attorney and to effect collection of any and all dividends or other payments which may be made at any time on account thereof.

While this instrument remains in effect the undersigned will not transfer or assign any right, claim or interest of any kind or otherwise grant any security interest in or to all or any part of said secondary obligations without your written consent thereto first procured. You may at any time, in your discretion, renew or extend the time of payment of all or any of said primary obligations or waive or release any collateral which may be held therefor, and you may enter into such agreements with Client as you may deem desirable without notice to or further assent from the undersigned and without in any wise affecting your rights hereunder.

The within instrument is and shall be deemed to be a continuing subordination and shall be and remain in full force and effect until actual receipt by you from the undersigned of written notice that the within instrument shall not continue in force and effect with respect to any debt, obligation or liability of Client to you having its inception after the receipt by you of such written notice. The words “you” and “your” as used herein shall mean and include and this instrument shall apply in favor of and be severally enforceable by each addressee hereinabove named and/or any concern which is or may at any time be its parent or subsidiary.

SIGNATURE OF SUBORDINATOR

Name and Address	Amount of Indebtedness
Commerce Clothing Company LLC, 5804 E. Slauson Avenue, Commerce, CA 90040	$47,500,000

By	/s/ Hubert Guez
Hubert Guez, Manager

Attest:	/s/ Tricia Landry

To:	Milberg Factors, Inc.

99 Park Avenue

New York, NY 10016

This 31st day of July, 2005, the undersigned Client hereby acknowledges notice of the within and foregoing subordination and agrees to be bound by all the terms, provisions and conditions thereof. The amount of secondary obligations stated therein is hereby acknowledged to be due and owing as of the date hereof. The undersigned Client further agrees, without your written consent thereto first procured; not to repay all or any part of said secondary obligations or to issue any note or other instrument evidencing the same.

CYGNE DESIGNS, INC.

By:	/s/ Bernard M. Manuel
Bernard M. Manuel, Chairman
& Chief Executive Officer

ACKNOWLEDGEMENTS BY SUBORDINATOR

STATE OF CALIFORNIA
}SS:
COUNTY OF LOS ANGELES

On this 31st day of July, 2005 before me, the undersigned, a notary public in and for said state, personally appeared Hubert Guez, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

(Notary)